Exhibit 99.2

Bitmine Immersion Technologies, Inc. (NYSE: BMNR)

Chairman’s Message — July 2026

“Ethereum is the Cure for the Uncanny Valley of Wealth”

Video Transcript

Tom Lee: Hi there, this is Tom Lee. I’m the Chairman of Bitmine Immersion Technologies, ticker BMNR, and this is our Chairman’s Message for July 2026. The title of this message is “Ethereum is the Cure for the Uncanny Valley of Wealth.” Here are some disclaimers, and here’s a brief outline, it’s in three parts.

Part one, there have been macro headwinds in early 2026, but we believe there are signs of a bottom in crypto. So you may be wondering, why is crypto so weak, especially considering that in 2022, during that crypto bear market, there was a huge amount of deleveraging, a huge amount of regulatory headwinds, and a downturn in activity.

In 2026, the headwinds have been, number one, monetary policy flipped from dovish to hawkish. And what I mean by that is, at the start of this year, the bond market was pricing in two cuts from the Fed. But because of the Iran war, and partly from AI spending, that’s now shifted to 1.6 hikes. So the bond market has removed four cuts from 2026. That’s a lot of tightening. That being said, I think the bond market is going to start pricing in cuts this year. One of the reasons is because inflation is pretty weak, look at the June Core CPI, which came out on July 14th. That number for Core was negative for the month. There was actually deflation in the U.S. It’s been a long time since Core CPI has had deflation. And in general, we believe the inflation story is much weaker than many people believe.

The second is the Clarity Act. That’s an important act. It’s in limbo. That provides a framework so that we know which regulatory body can set national policy for crypto, in this case it’s the CFTC. But the prediction markets only see a 44% chance the Clarity Act gets signed into law, which is below 50%. Insiders in the industry think it’s much higher. So, for instance, Coinbase’s vice chairman thinks we’re at the one-yard line. And Senator Cynthia Lummis, who has been working tirelessly on this, believes that we are at the point where they’re going to land the plane.

The third has been AI FOMO. In case you haven’t noticed, a lot of AI stocks have done very well, and 86% of all venture dollars this year have gone into AI. That’s siphoning money away from crypto. But things may be changing. For instance, Chamath [Palihapitiya] on CNBC said, “I think you’re going to start to see a little bit of the wheels come off of AI spending and profits.” Well, when that starts to cool, that’s good for crypto.

The fourth is the crypto sector depends on the financial sector as the umbrella. And if you look at the S&P 500 sectors year to date, leading year to date are things like memory, tech, semis, energy, and materials, all related to the AI supply chain. And financials are one of the worst sectors year to date. So that acts as a headwind for crypto.

But we believe crypto spring is here, and it’s not a straight line higher. DeMark Analytics and Tom DeMark, who is our timing advisor for market purchases of crypto, believes everything appears to be in order for a market bottom and that the Ethereum risk-reward is to the upside. These are pretty constructive comments. He’s citing the 1987 analog, Ethereum today looks a lot like the S&P in 1987. And as you can see, in 1987, over the next month, the S&P recovered nicely. This implies 2,200 for Ethereum in August.

Steve Suttmeier, former Bank of America technical strategist, actually put out an alert. He says ETH is stabilizing on a tactical basis, and he believes that if we can clear several key levels, we can see 2,225 to 2,239, very similar to Tom DeMark’s targets in about a month.

Now, you might say, well, let’s say crypto is bottoming. You also have to believe in a future. And I think the future market for Ethereum is exponential. Here’s some wisdom from Warren Buffett in his 1987 shareholder letter. He said, “The market may ignore business success for a while, but eventually will confirm it.” Well, ETH currently, I think, is in its 1.0 phase, and it’s transitioning to 2.0. In the 1.0 phase, Ethereum had the ICO boom and the NFT boom, that brought Ethereum to almost 5,000 in 2022. And then in the last 18 months, we had ETFs and stablecoins, and that brought Ethereum almost to 5,000. But that was the 1.0, and currently Ethereum is in a drawdown. Many people are going to look at ETH here and say, look, the top of the range is 5,000, and they don’t see further upside. But I’m going to disagree. I think people are rage quitting at the bottom for Ethereum here.

Why am I saying that? Well, unlike the crypto bear market of 2022, Wall Street is building on Ethereum. There have been major tokenization wins over the past 12 months, BlackRock’s BUIDL, JPMorgan’s MONY, Securitize has continued to have a lot of success, Ondo Finance as well. And there have been a lot of Layer 2 wins, Robinhood’s chain, Coinbase, Kraken’s Ink. But maybe the most notable breakout is Robinhood Chain, built on Arbitrum this year. Vlad [Tenev], who runs Robinhood, believes that everything running on traditional rails will eventually become on-chain, tokenized. Now, that’s a view that we hold as well, but that’s a big deal. And Robinhood Chain, which just launched in July, has now processed more volume than many crypto exchanges, on July 9th it was 560 million. That’s already crossed a billion as of today. In fact, as we point out, Robinhood Chain is a big deal because it uses ETH as the native gas token. The transaction fees are denominated in ETH, and they settle on the Ethereum L1. Guess what? That sounds like ETH is money. That’s why I think this is important, Robinhood Chain is making ETH money. And here are a bunch of other bullet points, but let me just highlight again: Robinhood Chain uses ETH as its native gas token. And it’s not just real-world assets that work well on this chain, it’s memes as well.

Ethereum also, unlike the 2022 bear market, has a continued deep and growing developer bench. There are nearly six thousand developers on the EVM stack, or Ethereum, that’s more than all the other chains listed on this table. And by continent, and this is data from Electric Capital, Ethereum is the number one ecosystem in Asia, Europe, North America, Africa, and South America. So again, I’m going to come back to this statement from Warren Buffett from 1987: “The market may ignore business success for a while, but eventually will confirm it.”

So what does this mean for ETH 2.0? Well, let’s look at Amazon as an analog. Amazon 1.0 saw Amazon, from 1998 to 2010 — a 13-year period — be stuck at a $6 peak for 12 years. And in the middle of that period, AWS was launched, which was a huge deal, because over the next 12 years AWS became massive, along with Prime Day, Amazon Studios, and their AI focus. But look what happened to the stock. Amazon 2.0, the stock went from $6 to $241.

Look at NVIDIA and their transition from a 1.0 company to a 2.0. In that 17-year period listed here, NVIDIA had the CUDA platform, which was actually an important programming language that’s still what’s used for GPUs today, and it’s the main reason why NVIDIA has almost a near monopoly on high-end AI chips. And then in the 2014 period, their chips were used by crypto miners. Yet NVIDIA stock basically kept peaking at a dollar. Then NVIDIA 2.0, ChatGPT was launched in late 2022, Blackwell got announced in 2024, and the rest is history. The stock went from $1 to $197, almost a 200x, as NVIDIA went to 2.0.

And the final example I’m going to give you, as addressable markets expand, is JPMorgan. JPMorgan, over this 30-year period, transformed. Now, keep in mind, the JPMorgan of today is not the JPMorgan that saved America in 1907. Actually, the JPMorgan of today started off as Chase. Chase acquired Chemical and Manufacturers Hanover Bank. In the year 2000, Chase acquired J.P. Morgan. And then over the next 15 years, it acquired Bear Stearns, Bank One, Washington Mutual. But despite all that — you can see these acquisitions here. JPMorgan was stuck and peaked at around $70. But with the acquisitions of J.P. Morgan and Bear Stearns, Chase became a truly global bank. And as you can see, the 2.0 played out over the next 15 years, and JPMorgan’s stock went from $58 to $334. So you can see, when the addressable market increases, the asset price rises. And sometimes it takes time.

Well, that’s why I’m talking about ETH because ETH 2.0 is the period when Ethereum not only becomes central to a lot of growth vectors, but ETH the asset becomes money.

So the first thing that’s going to drive this is that we are in a new foundation era. The Ethereum Foundation, which is a nonprofit, is still central to a lot of the core for Ethereum, but it’s not the only story. In fact, today, given regulations, it may no longer be necessary to have nonprofit foundations.

The second is agentic AI is becoming an important crypto story. Now, you might wonder, how is this possibly a crypto story? Let me explain. I believe in the next few years there’s going to be something that people talk about called the uncanny valley of wealth. Japanese roboticist Masahiro Mori, in 1970, published an essay titled “The Uncanny Valley,” and what he was referring to is the hypothesis that you get unsettled when a robot looks too human. I think that’s going to happen in the agentic world. And what do I mean by that? Well, consider the x-axis being the percentage of wealth created by AI, and the y-axis is your satisfaction with AI. AI today can do complex reasoning, multitasking, agentic trading. Generally, that’s good progress, and we’re satisfied, it actually helps our lives. And it may start to have a machine-to-machine economy, and it might be a rising share of income, but we’ll still be satisfied because we’re making more money. But at some point, AI could actually be wealthier than us. Yes, I’m saying in the future there could be a date, and it may not be far away, that your agent produces more income than you personally produce. I think at that point you’re going to wonder if you work for AI. Let me explain okay. And I think it’s going to give you a fear of the future. What could this AI do? Well, in the future, if you give too much authority and delegate too much authority, they could send unauthorized emails. They could take over our bank accounts. They could take over our social media. They could take over our assets. They could actually get us fired from our job. And maybe they create their own banking system. In fact, Stanford grads walked out of their commencement when the CEO of Google took the stage. And there are already hundreds of thousands of members of anti-AI groups, including a group called the Zizians, which has actually already murdered people. Does this remind you of The Terminator, and Sarah Connor, and Skynet? Well, that movie is 40 years old. And we already know that non-humans are the majority share of Polymarket trading, web traffic, emails. You can see non-humans are an increasing share of all content created. And that’s why Marc Andreessen of a16z said that the grand unification is of AI and crypto. AI agents are going to need money.

And so we would argue that blockchain is the barrier between humans and AI. First of all, if it’s not blockchains, I don’t think we’re going to trust governments, we won’t trust financial institutions, and we won’t trust tech companies, because all three of those could be taken over by AI. I think it’s a smart contract blockchain. And if that’s the case, then we’ll be satisfied when AI can produce a lot of income, because humanity will ultimately win.

The third driver of ETH 2.0 is that ETH is going to be the settlement layer for finance. We’ve already seen a lot of the Ethereum spin-offs from the Foundation, ETH Labs, Ethereum Institutional, ETH Systems, all driving this future. And finally, I think we’re going to conclude that ETH is money, because if you’re going to hold it for transaction fees and as working capital, that’s what makes ETH money.

Now, I want to get to this point, because you might be skeptical of the future of how crypto plays a role. But let me play a clip. This is from 1995, Bill Gates talking to David Letterman about the internet. But you’ve got to listen to this. It’s about a minute.

[Begin video clip — Late Show with David Letterman, 1995]

David Letterman: And what about this internet thing? Do you know anything about that? [laughter]

Bill Gates: Sure.

David Letterman: What the hell is that exactly?

Bill Gates: Well, it’s become a place where people are publishing information. So everybody can have their own homepage. Companies are there — the latest information. It’s wild what’s going on. You can send electronic mail to people. It is the big new thing.

David Letterman: Yeah. But you know, it’s easy to criticize something you don’t fully understand, which is my position here.

Bill Gates: Go ahead.

David Letterman: But I can remember a couple of months ago, there was like a big breakthrough announcement that on the internet, or on some computer deal, they were going to broadcast a baseball game — you could listen to a baseball game on your computer. And I just thought to myself, does radio ring a bell? You know what I mean?

Bill Gates: There’s a difference.

David Letterman: There is a difference. It’s not a huge difference. What is the difference?

Bill Gates: But you can listen to the baseball game whenever you want to.

David Letterman: Oh, I see. So it’s stored in one of your memory deals.

Bill Gates: Exactly.

David Letterman: That’s the way you talked about earlier. Yeah. Do tape recorders ring a bell? [laughter]

[End video clip]

Tom Lee: You get the point. In 1995, the earliest days of the internet, people were skeptical. And I think people are going to be skeptical about a future where you need crypto to protect you from AI, and where ETH is money because it’s the future settlement rails. But just follow with me. In that future, what is Ethereum worth? If it’s 1,800 today, is it worth 25,000, 75,000, or even higher? Well, Joe Lubin, one of the co-creators of Ethereum, thinks Ethereum is going to 100x when that future arrives. That’s 250,000. And Etherealize published a big piece earlier this year about a path to 250,000, they view Ethereum as productive money. Where do I land? I don’t know. But let’s say that it’s a 2.0, like Amazon, NVIDIA, and JPMorgan, radical upside from here. But again, 1,800 to 250,000 is roughly 100x.

And the question is, well, what is Bitmine’s role? Well, Bitmine, again, is the largest Ethereum treasury. We believe we’re primed for the next bull cycle. Bitmine just celebrated its first 12 months of operations. Bitmine was created on June 30, 2025. And in the first year, Bitmine reached 5.74 million ETH, 4.8% of the supply, launched MAVAN the Made in America VAlidator Network, the largest single staking operator in the world, bigger than anyone today, and that was built in 12 months. We’ve made several moonshot investments, including Beast Industries, Eightco, A+, and others. We partnered with the Ethereum Foundation 2.0. The first one was ETH Labs, we’re the lead investor. The second was Ethereum Institutional, we were the lead investor. And the third one is ETH Systems, which is building confidential systems for institutional Ethereum, and again, we’re the lead investor. So for each of the three key spinoffs from the Ethereum Foundation, Bitmine acted as the lead investor. You might wonder why. The reason being, we can be the neutral layer. We are neutral capital. We are not selling products to any of these end users. We just want to strengthen the Ethereum ecosystem, which in turn helps the price of Bitmine.

Bitmine also launched its first preferred stock offering under the ticker BMNP. It has a current yield below that of STRC, which is MicroStrategy’s perpetual preferred. This instrument was launched at $80 on June 9th, and as you can see, it currently trades at $86. So the price has increased on this 9.5% perpetual preferred. And Bitmine had two other accomplishments: we got uplisted to the big board, the New York Stock Exchange, which is the most prestigious exchange in the world, and we were added to the Russell 1000 large-cap index. That is the most widely used benchmark for institutional investors and hedge funds, meaning more than a thousand financial institutions will now have to consider whether or not they want to have benchmark exposure to Bitmine. And that’s not even counting the numerous hundreds of thousands of wealth managers that also use the Russell 1000.

So what are our goals for the foreseeable future? We’ve got many, but the four I probably want to talk about are: one, we want to slowly reach 5% of the Ethereum supply. We’ve talked about slowing our buying. Part of it is that the Ethereum Foundation is in transition, they’re shrinking their role. And we spoke to many people at the Foundation, and at the moment, I think we shouldn’t try to accelerate and have more concentration beyond 5%. The second is that we want to fund any additional key Ethereum Foundation spins, including key partners and public goods. That’s important because we are the neutral and somewhat, arguably, permanent capital within crypto. Three, we want to identify and invest in financial services and crypto unicorns. And the reason I’m saying financial services and crypto unicorns is, as Vlad Tenev at Robinhood said, in the future, financial rails and crypto rails are the same. And more and more assets are going to be running on these rails. So we don’t want to, quote, focus solely on crypto unicorns, because there may be some really big opportunities in financial services. And finally, we want to strengthen the Ethereum ecosystem.

Now, what does this mean for the stock price? Well, the x-axis here is Ethereum’s price, and the y-axis is Bitmine’s share price. The correlation is 90%. So our future price for Bitmine stock is heavily dependent on the future price of Ethereum. And here’s a range of prices. I’m going to highlight the 250,000 level, because that’s the fully realized view that ETH is money, from Joe Lubin and Etherealize. And as you can see, that would imply significant upside for Bitmine’s share price.

So to leave you with some wisdom: as the late Charlie Munger, who was vice chairman of Berkshire Hathaway, said, “The big money is not in the buying and selling, but in the waiting.” And to us, we’re waiting as we watch Ethereum 2.0 unfold.

This is the Bitmine management team, and thank you for listening.